UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 31, 2011
(Date of earliest event reported)	May 25, 2011

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our 2011 annual meeting of shareholders on May 25, 2011.  The matters voted upon at the meeting and the results of such voting are set forth below:

1.  The individuals set forth below were elected to the Board of Directors of the Company by a majority of the votes cast to serve one-year terms expiring at the later of our annual meeting of shareholders in 2012 or upon a successor being elected and qualified, as follows:

Director	Votes For	Votes Against	Abstain	Broker Non-Votes
James C. Day	80,196,151	2,031,259	730,947	12,615,682
Julie H. Edwards	80,871,757	1,422,505	664,095	12,615,682
William L. Ford	78,861,315	3,417,321	679,721	12,615,682
John W. Gibson	76,199,638	6,094,557	664,162	12,615,682
Bert H. Mackie	78,014,995	4,222,623	720,739	12,615,682
Jim W. Mogg	80,118,830	2,154,793	684,734	12,615,682
Pattye L. Moore	80,793,481	1,479,340	685,536	12,615,682
Gary D. Parker	78,280,959	3,981,285	696,113	12,615,682
Eduardo A. Rodriguez	80,729,666	1,502,359	726,332	12,615,682
Gerald B. Smith	78,843,212	3,399,699	715,446	12,615,682
David J. Tippeconnic	80,699,624	1,570,841	687,892	12,615,682

2. The appointment of PricewaterhouseCoopers LLP as independent auditor for the Company for the fiscal year ending December 31, 2011, was ratified by a majority of the votes cast as follows:
Votes For Votes Against Abstain 94,356,813 528,606 688,620

3.  The advisory vote on compensation paid to our named executive officers as disclosed in our Proxy Statement for the 2011 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by a majority of the votes cast as follows:

Votes For Votes Against Abstain Broker Non-Votes 75,066,190 5,925,978 1,966,189 12,615,682

4. The advisory votes on the frequency of the advisory shareholder vote on executive compensation were cast as follows:
1 Year 2 Years 3 Years Abstain Broker Non-Votes 69,857,429 2,574,168 8,798,400 1,728,360 12,615,682

Based on these results, we intend to provide shareholders with an annual, non-binding advisory vote on executive compensation until the next required non-binding advisory vote on the frequency of future advisory votes on executive compensation as required by the rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	May 31, 2011	By:	/s/ Robert F. Martinovich
Robert F. Martinovich Senior Vice President, Chief Financial Officer and Treasurer

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